Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:	Stacie Shirley
Senior Vice President — Finance
and Treasurer
(214) 757-2967

Mark Anderson
Director — Finance
(214) 757-2934

NEIMAN MARCUS GROUP LTD INC. REPORTS

 FOURTH QUARTER AND FISCAL YEAR 2013 RESULTS

DALLAS, Texas, September 19, 2013 — Neiman Marcus Group LTD Inc. (formerly Neiman Marcus, Inc.) today reported financial results for both the fourth quarter and fiscal year ended August 3, 2013.  The Company’s fiscal year 2013 included a fifty-third week.  Unless otherwise stated, the fiscal year 2013 fourth quarter and fiscal year 2013 amounts are reported on a fourteen and fifty-three week basis, respectively.  However, revenues in the 53rd week are not included in any comparable revenue calculations.  The fiscal year 2012 fourth quarter and fiscal year 2012 amounts are reported on a thirteen and fifty-two week basis, respectively.

For the fourth quarter of fiscal year 2013, the Company reported total revenues of $1.12 billion compared to $1.01 billion in the prior year.  Comparable revenues increased 5.4 percent.  The Company reported operating earnings for the fourth quarter of fiscal year 2013 of $43.9 million compared to $25.5 million for the fourth quarter of fiscal year 2012.

The Company reported net earnings of $2.9 million for the fourth quarter of fiscal year 2013 compared to a net loss of $11.1 million in the prior year.  EBITDA for the fourth quarter of fiscal year 2013 was $96.4 million compared to EBITDA of $71.9 million in the fourth quarter of fiscal year 2012.

For fiscal year 2013, the Company reported total revenues of $4.65 billion compared to $4.35 billion in the prior year. Comparable revenues increased 4.9 percent. The Company reported operating earnings for fiscal year 2013 of $446.4 million compared to operating earnings of $403.6 million for fiscal year 2012.

The Company reported net earnings of $163.7 million for fiscal year 2013.  Excluding the $9.4 million after-tax loss on debt extinguishment as described below under “Other Items”, the Company’s adjusted net earnings for fiscal year 2013 were $173.1 million compared to net earnings of $140.1 million in the prior year.  EBITDA for fiscal year 2013 was $635.3 million compared to EBITDA of $583.8 million for fiscal year 2012.

For the 53rd week of fiscal year 2013, revenues were $61.9 million, operating earnings  were $10.7 million and EBITDA was $13.6 million.

Other Items

The Company incurred a pre-tax loss on debt extinguishment of $15.6 million (or $9.4 million after-tax) which included 1) costs of $10.7 million related to the tender and redemption of its senior subordinated notes and 2) the write-off of $4.9 million of debt issuance costs related to the extinguished debt facility. The total loss on debt extinguishment was recorded in the second quarter of fiscal year 2013 as a component of interest expense.

The Company will not be hosting a conference call in relation to the results above due to the previously announced pending acquisition of the Company.

Non-GAAP Financial Measures.  In this press release, the Company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company presents the non-GAAP financial measures adjusted net earnings, which excludes certain charges such as the Company’s loss on debt extinguishment, and EBITDA. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help investors’ ability to analyze underlying trends in the Company’s business, evaluate its performance relative to other companies in its industry, provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results and, in the case of EBITDA, help investors to evaluate the Company’s ability to service its debt. In addition, the Company uses EBITDA as a component of the measurement of incentive compensation. These measures should not be considered a substitute for or superior to GAAP results and may vary from others in the industry.  For further information related to the Company’s use of EBITDA as a non-GAAP financial measure, see page 9 of this release.

On September 9, 2013, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NM Mariposa Holdings, Inc. and Mariposa Merger Sub LLC, both of which are owned by an investment group consisting of investment funds affiliated with Ares Management LLC and Canada Pension Plan Investment Board.  Under the Merger Agreement, the Company will be acquired for a purchase price based on a total enterprise value of $6.0 billion.  A portion of the purchase price will be used at the closing to repay all amounts outstanding under the Company’s existing senior secured credit facilities.  The Company’s currently outstanding 7.125% Senior Debentures due 2028 are expected to remain outstanding immediately following the closing of the transaction in accordance with the terms of the indenture governing such debentures.  Consummation of the merger is subject to various conditions, including (i) the expiration or termination of any applicable waiting period under the U.S. Hart-Scott-Rodino

Antitrust Improvements Act of 1976 and (ii) the absence of a material adverse effect on the Company, as defined in the Merger Agreement.

From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain “forward-looking information.”  These statements are made based on management’s expectations and beliefs concerning future events and are not guarantees of future performance.

The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: weakness in domestic and global capital markets and other economic conditions and the impact of such conditions on the Company’s ability to obtain credit; general economic and political conditions or changes in such conditions, including relationships between the United States and the countries from which the Company sources its merchandise; economic, political, social or other events resulting in the short-or long-term disruption in business at the Company’s stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods; changes in the demographic or retail environment; changes in consumer preferences or fashion trends; changes in the Company’s  relationships with customers due to, among other things, its failure to provide quality service and competitive loyalty programs, its inability to provide credit pursuant to its proprietary credit card arrangement or its failure to protect customer data or comply with regulations surrounding information security and privacy; the effects of incurring a substantial amount of indebtedness under the Company’s senior secured credit facilities; the ability to refinance the Company’s indebtedness under its senior secured credit facilities and the effects of any refinancing; the effects upon the Company of complying with the covenants contained in its senior secured credit facilities; restrictions on the terms and conditions of the indebtedness under the Company’s senior secured credit facilities may place on the Company’s ability to respond to changes in its business or to take certain actions; competitive responses to the Company’s loyalty programs, marketing, merchandising and promotional efforts or inventory liquidations by vendors or other retailers; changes in the financial viability of the Company’s competitors; seasonality of the retail business; adverse weather conditions or natural disasters, particularly during peak selling seasons; delays in anticipated store openings and renovations; the Company’s success in enforcing its intellectual property rights; changes in the Company’s relationships with designers, vendors and other sources of merchandise, including changes in the level of goods and/or changes in the form in which such goods are made available to us for resale; delays in receipt of merchandise ordered due to work stoppages or other causes of delay in connection with either the manufacture or shipment of such merchandise; changes in foreign currency exchange or inflation rates; significant increases in paper, printing and postage costs; changes in key management personnel and the Company’s ability to retain key management personnel; changes in the Company’s relationships with certain of its key sales associates and the Company’s ability to retain its key sales associates; changes in government or regulatory requirements increasing the Company’s costs of operations; litigation that may have an adverse effect on the Company’s financial results or reputation; terrorist activities in the United States and elsewhere; the impact of funding requirements related to the Company’s pension plan; the Company’s ability to provide credit to its customers pursuant to its proprietary credit card program arrangement, including any future changes in the terms of such arrangement and/or legislation impacting the extension of credit to its customers; and the design and implementation of new information systems as well as enhancements of existing systems.

These and other factors that may adversely affect the Company’s future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission.  The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

NEIMAN MARCUS GROUP LTD INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands)	August 3, 2013	July 28, 2012

ASSETS
Current assets:
Cash and cash equivalents	$136,676	$49,253
Merchandise inventories	1,018,839	939,817
Other current assets	130,462	154,665
Total current assets	1,285,977	1,143,735

Property and equipment, net	901,844	894,478
Goodwill and intangible assets, net	3,045,581	3,093,017
Other assets	66,839	70,625
Total assets	$5,300,241	$5,201,855

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$386,538	$331,408
Accrued liabilities	390,168	393,821
Total current liabilities	776,706	725,229

Long-term liabilities:
Asset-based revolving credit facility	15,000	100,000
Long-term debt	2,682,077	2,681,882
Deferred income taxes	639,381	626,605
Other long-term liabilities	356,039	452,596
Total long-term liabilities	3,692,497	3,861,083

Total shareholders’ equity	831,038	615,543
Total liabilities and shareholders’ equity	$5,300,241	$5,201,855

NEIMAN MARCUS GROUP LTD INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(UNAUDITED)

	Fourth Quarter Ended		Fiscal Year Ended
(in thousands)	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012

Revenues	$1,119,080	$1,005,358	$4,648,249	$4,345,374
Cost of goods sold including buying and occupancy costs	764,917	699,905	2,995,363	2,794,713
Selling, general and administrative expenses	267,327	245,188	1,057,796	1,016,902
Income from credit card program	(13,844)	(13,178)	(53,373)	(51,571)
Depreciation expense	40,568	34,406	141,515	130,119
Amortization of intangible assets	7,251	7,528	29,559	32,245
Amortization of favorable lease commitments	4,722	4,470	17,877	17,878
Equity in loss of foreign e-commerce retailer	4,267	1,514	13,125	1,514

Operating earnings	43,872	25,525	446,387	403,574

Interest expense, net	34,190	44,704	168,955	175,237

Earnings (loss) before income taxes	9,682	(19,179)	277,432	228,337

Income tax expense (benefit)	6,799	(8,121)	113,733	88,251

Net earnings (loss)	$2,883	$(11,058)	$163,699	$140,086

The fiscal year 2013 fourth quarter and fiscal year 2013 amounts are reported on a fourteen and fifty-three week basis, respectively.  The fiscal year 2012 fourth quarter and fiscal year 2012 amounts are reported on a thirteen and fifty-two week basis, respectively.

NEIMAN MARCUS GROUP LTD INC.

OTHER OPERATING DATA

(UNAUDITED)

SEGMENTS:

	Fourth Quarter Ended		Fiscal Year Ended
(dollars in millions)	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012

REVENUES:
Specialty Retail Stores	$862.3	$795.7	$3,616.9	$3,466.6
Online	256.8	209.7	1,031.3	878.8
Total	$1,119.1	$1,005.4	$4,648.2	$4,345.4

OPERATING EARNINGS:
Specialty Retail Stores	$45.2	$29.0	$411.4	$391.2
Online	32.9	25.7	157.7	132.4
Corporate expenses	(17.9)	(15.7)	(62.2)	(68.4)
Equity in loss of foreign e-commerce retailer	(4.3)	(1.5)	(13.1)	(1.5)
Amortization of intangible assets and favorable lease commitments	(12.0)	(12.0)	(47.4)	(50.1)
OPERATING EARNINGS	$43.9	$25.5	$446.4	$403.6

The fiscal year 2013 fourth quarter and fiscal year 2013 amounts are reported on a fourteen and fifty-three week basis, respectively.  The fiscal year 2012 fourth quarter and fiscal year 2012 amounts are reported on a thirteen and fifty-two week basis, respectively.

NEIMAN MARCUS GROUP LTD INC.

OTHER OPERATING DATA

(UNAUDITED)

OTHER DATA:

	Fourth Quarter Ended		Fiscal Year Ended
(dollars in millions)	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012

Capital expenditures	$42.9	$44.3	$146.5	$152.8
Depreciation	$40.6	$34.4	$141.5	$130.1
Amortization of intangibles	$12.0	$12.0	$47.4	$50.1
Rent expense	$23.6	$22.1	$96.7	$91.9
EBITDA*	$96.4	$71.9	$635.3	$583.8

*For an explanation of EBITDA, see “Non-GAAP Financial Measure.”

The fiscal year 2013 fourth quarter and fiscal year 2013 amounts are reported on a fourteen and fifty-three week basis, respectively.  The fiscal year 2012 fourth quarter and fiscal year 2012 amounts are reported on a thirteen and fifty-two week basis, respectively.

NEIMAN MARCUS GROUP LTD INC.

NON-GAAP FINANCIAL MEASURE

(UNAUDITED)

The following table reconciles net earnings (loss) as reflected in the Company’s condensed consolidated statements of earnings prepared in accordance with GAAP to EBITDA:

	Fourth Quarter Ended		Fiscal Year Ended
(dollars in millions)	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012

Net earnings (loss)	$2.9	$(11.1)	$163.7	$140.1
Income tax expense (benefit)	6.8	(8.1)	113.7	88.3
Interest expense, net	34.1	44.7	169.0	175.2
Depreciation expense	40.6	34.4	141.5	130.1
Amortization of intangible assets and favorable lease commitments	12.0	12.0	47.4	50.1
EBITDA	$96.4	$71.9	$635.3	$583.8

The Company presents the non-GAAP financial measure EBITDA because it uses this measure to monitor and evaluate the performance of its business and believes the presentation of this measure will enhance investors’ ability to analyze trends in its business, evaluate its performance relative to other companies in its industry and evaluate its ability to service its debt. In addition, the Company uses EBITDA as a component of the measurement of incentive compensation.

EBITDA is not a presentation made in accordance with GAAP and this computation may vary from others in the industry. In addition, EBITDA contains some, but not all, adjustments that are taken into account in the calculation of the components of various covenants in the indentures governing the Company’s senior secured asset-based revolving credit facility and senior secured term loan facility. EBITDA should not be considered as an alternative to operating earnings or net earnings as a measure of operating performance or cash flows as a measure of liquidity. EBITDA has important limitations as an analytical tool and should not be considered in isolation to, or as a substitute for, analysis of the Company’s results as reported under GAAP. For example, EBITDA does not reflect cash expenditures, or future requirements, for capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, working capital needs; does not reflect our considerable interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt; excludes tax payments that represent a reduction in cash available; and does not reflect any cash requirements for assets being depreciated and amortized that may have to be replaced in the future.

The fiscal year 2013 fourth quarter and fiscal year 2013 amounts are reported on a fourteen and fifty-three week basis, respectively.  The fiscal year 2012 fourth quarter and fiscal year 2012 amounts are reported on a thirteen and fifty-two week basis, respectively.